Exhibit 99.1
NuStar Energy Covers Distribution by a Strong 1.14x in the First Quarter of 2016
Quarterly Distribution Remains at $1.095 per Unit Marking 60 Consecutive Quarters of Uninterrupted
Distributions Since Inception
Strategic Capital Spending Guidance Reduced by Approximately 50%/Key Growth Projects Maintained
Piney Point, MD facility back in service/Storage Segment Effectively Full
SAN ANTONIO, April 27, 2016 - NuStar Energy L.P. (NYSE: NS) today announced that its first quarter 2016 earnings beat the partnership’s own guidance and consensus estimates, and NuStar achieved a distribution coverage ratio in excess of one-times for the eighth consecutive quarter. The partnership reported net income applicable to limited partners of $44.8 million, or $0.57 per unit.

The partnership reported first quarter 2016 earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations of $147.5 million. First quarter 2016 distributable cash flow (DCF) from continuing operations available to limited partners was $97.0 million, or $1.25 per unit.

“We are very pleased with our strong first quarter 2016 results,” said Brad Barron, President and Chief Executive Officer of NuStar Energy L.P. and NuStar GP Holdings, LLC. “While our quarter-over-quarter results were down largely as a result of an acquisition-related non-cash gain in the first quarter of last year, we fared quite well in face of the sustained low crude price environment. We exceeded our per unit guidance ranges and reported DCF from continuing operations available to limited partners that covered the distribution to the limited partners by a strong 1.14 times.

“NuStar is very fortunate to have geographically diverse assets that are also well-balanced between our storage and pipeline business segments, which has allowed us to weather the tough market challenges very well. For example, we benefited from robust utilization of our storage assets, which are effectively full, as well as strong refined product pipeline throughput volumes during the first quarter of 2016. We are also thrilled to announce our recently signed one-year, 850,000 barrel storage contract at our formerly moth-balled Piney Point, Maryland facility, which should further contribute to our positive storage results for the year,” Barron said.

The partnership also announced that its board of directors has declared a first quarter 2016 distribution of $1.095 per unit - marking 60 consecutive quarters of uninterrupted distributions over the past 15 years. The first quarter 2016 distribution will be paid on May 13, 2016 to holders of record as of May 9, 2016.

2016 Earnings Guidance
“Our overall expectations for the remainder of 2016 remain unchanged. We continue to expect 2016 EBITDA guidance in our pipeline segment of $335 to $355 million, 2016 storage segment EBITDA of $310 to $330 million and 2016 EBITDA in our fuels marketing segment to be $15 to $35 million.
“We remain focused on disciplined capital spending,” said Barron. “While our 2016 strategic capital spending has been reduced by approximately 50% to $180 to $200 million, we are moving forward with our best projects with the highest rates of return. These projects are key to our future growth and success, and are being financed with excess cash on our balance sheet and borrowings from our $1.5 billion credit facility. And our reliability capital spending projections remain unchanged at $35 to $45 million.”

Barron concluded by saying, “Based on these projections, we expect to cover our distribution in 2016 for the third consecutive year.

“I believe that our dependable business model, diverse asset base, blue-chip customers, proven strategic direction and fiscal discipline, uniquely position NuStar to continue achieving strong earnings despite the challenging market conditions. I know that I speak for every NuStar employee when I say that we are all 100% committed to covering our distribution and delivering long-term, stable value for our unitholders.”

First Quarter Earnings Conference Call Details
A conference call with management is scheduled for 8:30 a.m. CT today, April 27, 2016, to discuss the financial and operational results for the first quarter of 2016. Investors interested in listening to the presentation may call 877/702-5019, passcode

-More-

84039576. International callers may access the presentation by dialing 443/863-7314, passcode 84039576. The partnership intends to have a playback available following the presentation, which may be accessed by calling 800/585-8367, passcode 84039576. International callers may access the playback by calling 404/537-3406, passcode 84039576. The playback will be available until 10:59 p.m. CT on May 27, 2016.

Investors interested in listening to the live presentation or a replay via the internet may access the presentation directly by clicking here or by logging on to NuStar Energy L.P.’s Web site at www.nustarenergy.com.

The presentation will disclose certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP financial measures to U.S. GAAP may be found in this press release, with additional reconciliations located on the Financials page of the Investors section of NuStar Energy L.P.’s Web site at www.nustarenergy.com.

NuStar Energy L.P., a publicly traded master limited partnership based in San Antonio, is one of the largest independent liquids terminal and pipeline operators in the nation.  NuStar currently has approximately 8,700 miles of pipeline and 79 terminal and storage facilities that store and distribute crude oil, refined products and specialty liquids.  The partnership’s combined system has approximately 93 million barrels of storage capacity, and NuStar has operations in the United States, Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, and the United Kingdom.  For more information, visit NuStar Energy L.P.'s Web site at www.nustarenergy.com.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of NuStar Energy L.P.’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of NuStar Energy L.P.’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals and corporations, as applicable. Nominees, and not NuStar Energy L.P., are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Cautionary Statement Regarding Forward-Looking Statements
This press release includes forward-looking statements regarding future events, such as the partnership’s future performance. All forward-looking statements are based on the partnership’s beliefs as well as assumptions made by and information currently available to the partnership. These statements reflect the partnership’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s and NuStar GP Holdings, LLC’s 2015 annual reports on Form 10-K and subsequent filings with the Securities and Exchange Commission. Actual results may differ materially from those described in the forward-looking statements.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information
(Unaudited, Thousands of Dollars, Except Unit and Per Unit Data)

	Three Months Ended March 31,
	2016	2015
Statement of Income Data:
Revenues:
Service revenues	$266,566	$269,973
Product sales	139,137	284,971
Total revenues	405,703	554,944
Costs and expenses:
Cost of product sales	128,990	262,506
Operating expenses	105,221	115,647
General and administrative expenses	23,785	25,053
Depreciation and amortization expense	53,142	52,457
Total costs and expenses	311,138	455,663
Operating income	94,565	99,281
Interest expense, net	(34,123)	(32,037)
Other (expense) income, net	(171)	62,268
Income from continuing operations before income tax expense	60,271	129,512
Income tax expense	2,870	2,387
Income from continuing operations	57,401	127,125
Income from discontinued operations, net of tax	—	774
Net income	$57,401	$127,899
Net income applicable to limited partners	$44,750	$114,536
Basic and diluted net income per unit applicable to limited partners:
Continuing operations	$0.57	$1.46
Discontinued operations	—	0.01
Total	$0.57	$1.47
Basic weighted-average limited partner units outstanding	77,886,078	77,886,078

EBITDA from continuing operations (Note 1)	$147,536	$214,006
DCF from continuing operations available to limited partners (Note 1)	$97,027	$106,754
DCF from continuing operations per limited partner unit (Note 1)	$1.25	$1.37

	March 31,	December 31,
	2016	2015
Balance Sheet Data:
Total debt	$3,206,650	$3,139,612
Partners’ equity	$1,557,652	$1,609,844
Consolidated debt coverage ratio (Note 2)	4.6x	4.5x

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Barrel Data)

	Three Months Ended March 31,
	2016	2015
Pipeline:
Refined products pipelines throughput (barrels/day)	521,272	506,381
Crude oil pipelines throughput (barrels/day)	411,109	506,272
Total throughput (barrels/day)	932,381	1,012,653
Throughput revenues	$118,873	$124,425
Operating expenses	33,004	35,308
Depreciation and amortization expense	21,604	20,477
Segment operating income	$64,265	$68,640
Storage:
Throughput (barrels/day)	828,327	880,271
Throughput revenues	$29,400	$31,691
Storage lease revenues	122,999	118,643
Total revenues	152,399	150,334
Operating expenses	66,003	72,628
Depreciation and amortization expense	29,383	29,728
Segment operating income	$57,013	$47,978
Fuels Marketing:
Product sales and other revenue	$140,446	$286,434
Cost of product sales	132,581	266,218
Gross margin	7,865	20,216
Operating expenses	8,638	10,291
Segment operating (loss) income	$(773)	$9,925
Consolidation and Intersegment Eliminations:
Revenues	$(6,015)	$(6,249)
Cost of product sales	(3,591)	(3,712)
Operating expenses	(2,424)	(2,580)
Total	$—	$43
Consolidated Information:
Revenues	$405,703	$554,944
Cost of product sales	128,990	262,506
Operating expenses	105,221	115,647
Depreciation and amortization expense	50,987	50,205
Segment operating income	120,505	126,586
General and administrative expenses	23,785	25,053
Other depreciation and amortization expense	2,155	2,252
Consolidated operating income	$94,565	$99,281

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Per Unit Data)
Notes:

(1)
NuStar Energy L.P. utilizes financial measures, such as earnings before interest, taxes, depreciation and amortization (EBITDA) and distributable cash flow (DCF), which are not defined in U.S. generally accepted accounting principles (GAAP). Management uses these financial measures because (i) they are widely accepted financial indicators used by investors to compare partnership performance and/or (ii) they provide investors an enhanced perspective of the operating performance of the partnership’s assets and the cash the business is generating. None of these financial measures are presented as an alternative to net income or income from continuing operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with GAAP. For purposes of segment reporting, we do not allocate general and administrative expenses to our reported operating segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the segment reconciliations exclude any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure.

The following is a reconciliation of income from continuing operations to EBITDA from continuing operations and DCF from continuing operations:

	Three Months Ended March 31,
	2016	2015
Income from continuing operations	$57,401	$127,125
Plus interest expense, net	34,123	32,037
Plus income tax expense	2,870	2,387
Plus depreciation and amortization expense	53,142	52,457
EBITDA from continuing operations	147,536	214,006
Interest expense, net	(34,123)	(32,037)
Reliability capital expenditures	(6,017)	(6,798)
Income tax expense	(2,870)	(2,387)
Distributions from joint venture	—	2,500
Mark-to-market impact of hedge transactions (a)	4,684	(1,119)
Unit-based compensation	1,086	—
Other items (b)	(503)	(54,645)
DCF from continuing operations	$109,793	$119,520

Less DCF from continuing operations available to general partner	12,766	12,766
DCF from continuing operations available to limited partners	$97,027	$106,754

DCF from continuing operations per limited partner unit	$1.25	$1.37

(a)
DCF from continuing operations excludes the impact of unrealized mark-to-market gains and losses that arise from valuing certain derivative contracts, as well as the associated hedged inventory. The gain or loss associated with these contracts is realized in DCF from continuing operations when the contracts are settled.

(b)
Other items consist of (i) the net change in deferred revenue associated with throughput deficiency payments and construction reimbursements for all periods presented and (ii) in 2015, a $56.3 million non-cash gain associated with the Linden terminal acquisition on January 2, 2015.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Per Unit Data)
Notes (continued):

The following are reconciliations of projected operating income to projected EBITDA for our reported segments:

Year Ended December 31, 2016
	Pipeline	Storage	Fuels Marketing
Projected operating income	$ 250,000 - 265,000	$ 195,000 - 210,000	$ 15,000 - 35,000
Plus projected depreciation and amortization expense	85,000 - 90,000	115,000 - 120,000	—
Projected EBITDA	$ 335,000 - 355,000	$ 310,000 - 330,000	$ 15,000 - 35,000

(2)	The consolidated debt coverage ratio is calculated as consolidated debt to consolidated EBITDA, each as defined in our $1.5 billion five-year revolving credit agreement.